Exhibit 10.6

GENERAL WARRANTY DEED

(Cash)

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MONTGOMERY	§

THAT THE UNDERSIGNED, Vision Park Joint Venture, hereinafter referred to as “Grantor,” whether one or more, for and in consideration of the sum of TEN DOLLARS ($10.00) cash, and other good and valuable consideration in hand paid by the Grantee, herein named, the receipt and sufficiency of which is hereby fully acknowledged and confessed, has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY unto Vista Land and Equipment, L.L.C., herein referred to as “Grantee,” whether one or more, the real property described as follows:

4.000 acres of land situated in the William McDermott Survey, Abstract Number 389, Montgomery County, Texas, being a portion of Restricted Reserve “A” of Vision Park Three, a subdivision as shown on map or plat recorded under Cabinet R, Sheets 37 and 38 of the Montgomery County Map Records, said 4.000 acres of land being more particularly described by metes and bounds on Exhibit “A” attached hereto and made a part hereof.

This conveyance, however, is made and accepted subject to any and all validly existing encumbrances, shown on the attached Exhibit “B”.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, Grantee’s heirs, executors, administrators, successors and/or assigns forever; and Grantor does hereby bind Grantor, Grantor’s heirs, executors, administrators, successors and/or assigns to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, Grantee’s heirs, executors, administrators, successors and/or assigns, against every person whomsoever claiming or to claim the same or any part thereof.

Current ad valorem taxes on said property having been prorated, the payment thereof is assumed by Grantee.

EXECUTED this 9th day of December, 2002.

VISION PARK JOINT VENTURE A Texas joint venture

By:	VISION REAL ESTATE & DEVELOPMENT, INC. A Texas Corporation, Joint Venturer

By:	/s/ Jim Galloway
Jim Galloway, President

Grantee’s Address:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me on the 9th day of December, 2002, by Jim Galloway, President of Vision Real Estate & Development, Inc., Joint Venturer of Vision Park Joint Venture, on behalf of said joint venture.

/s/ Ann D. Golbraith Notary Public, State of Texas My Commission Expires: illegible

GF No.: 02150584

EXHIBIT “A”

4.000 acres of land situated in the William McDermott survey, Abstract Number 389, Montgomery County, Texas, being a portion of Restricted Reserve “A” of Vision Park Three, a subdivision as shown on map or plat recorded under Cabinet R, Sheets 37 and 38 of the Montgomery County Map Records, said 4.000 acres of land being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod with cap found in the Southerly right-of-way line of Vision Park Boulevard (80 foot right-of-way) for the Northwesterly corner of Commercial Reserve “E” of Vision Park One Replat, a subdivision as shown on map or plat recorded under Cabinet Q, Sheets 128 and 129 of the Montgomery County Map Records and the most Northerly Northeast corner of said Restricted Reserve “A” of Vision Park Three;

Thence, S 00° 18’ 18” E, along the Westerly line of said Commercial Reserve “E”, a distance of 326.14 feet to a 3/8 inch iron rod found for the Southwesterly corner of said Commercial Reserve “E”;

Thence, N 89°34’ 39” E, along the Southerly line of said Commercial Reserve “E”, a distance of 38.00 feet to a 5/8 inch iron rod with cap set for the Northwesterly corner of that certain called 5.5062 acres of land as described in deed and recorded in the Official Public Records of Real Property of Montgomery County, Texas, under County Clerk’s File Number 9727855;

Thence, S 00°46’ 20” E, along the Westerly line of said 5.5062 acres, a distance of 192.41 feet to a 5/8 inch iron rod with cap set for the Southwesterly corner of said 5.5062 acres and the Northwesterly corner of that certain called 5.9875 acres of land as described in deed and recorded in the Official Public Records of Real Property of Montgomery County, Texas, under County Clerk’s File Number 9333767;

Thence, S 01°02’ 44” E, along the Westerly line of said 5.9875 acres, a distance of 7.29 feet to a 5/8 inch iron rod with cap set for corner;

Thence, S 89°31’ 33” W, a distance of 471.48 feet to a 5/8 inch iron rod with cap set for corner;

Thence, N 00°44’ 49” W, a distance of 202.80 feet to a 5/8 inch iron rod with cap set in the Southeasterly right-of-way line of said Vision Park Boulevard;

Thence, N 48°46’ 28” E, along the Southeasterly right-of-way line of said Vision Park Boulevard, a distance of 403.31 feet to a 5/8 inch iron rod with cap found for a point of curvature to the right;

Thence, in a Northeasterly direction, continuing along the Southeasterly right-of-way line of said Vision Park Boulevard, with said curve to the right having a central angle of 31°41’ 49”, a radius of 260.00 feet, an arc length of 143.84 feet, a chord bearing of N 64°37’ 22” E and a chord distance of 142.01 feet to the POINT OF BEGINNING and containing 4.000 acres of land.

Exhibit A, Page 1

EXHIBIT “B”

Special Exceptions

1.	A landscape buffer and utility easement 10 feet wide along the northwest portion (front) of subject property, as reflected by the recorded plat.

2.	A drainage easement 30 feet wide along a portion of the east property line, as reflected by the recorded plat.

3.	A right-of-way easement being 10 feet in width along the east side property line, granted to Entergy Gulf States, Inc. as described in instrument recorded under Montgomery County Clerk’s File No. 2002-061409.

4.	An easement for drainage purposes extending a distance of 15 feet on each side of the center line of all natural water courses, as reflected by the recorded plat.

5.	½ of all oil, gas, and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as set forth in instrument recorded in Volume 839, Page 882 of the Deed Records of Montgomery County, Texas. Title to said interest not checked subsequent to date of aforesaid instrument.

6.	Mineral Lease dated January 15, 1990, executed by David H. Johnston and wife, Pauline Johnston, Lessor to El Tres Exploration, Inc., Lessee, recorded under Montgomery County Clerk’s File No. 9018676. Title to said interest not checked subsequent to date of aforesaid instrument.

Waiver of surface rights contained therein.

7.	Building set back line of 25 feet along the northwest portion (front) of subject property, as set out on the recorded plat.

8.	Building set back line of 10 feet along the rear (South) property line and 5 feet in width along both side property lines (east and west), as set out on the dedication of the recorded plat.

9.	City of Shenandoah Annexation Ordinance No. 0-01010, as certified and described in instrument recorded under Montgomery County Clerk’s file No. 2001-051351.

10.	Affidavit of no unrecorded leases or rental agreements with rights of tenants in possession, recorded under Montgomery County Clerk’s File No. 2001-031677.

11.	All oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as set forth in instrument filed for record under County Clerk’s File No(s) 2001-031665 of the Official Public Records of Real Property of Montgomery County, Texas. Title to said interest no checked subsequent to date of aforesaid instrument.

Waiver of surface rights contained therein.

Exhibit B, Page 1

12.	Road easement 20 feet in width located over and across subject property as shown on map recorded in Cabinet R, Sheets 37 and 38 of the Map Records of Montgomery County, Texas.

Exhibit B, Page 2